Exhibit 99.1
Contacts:

Foundry Networks	Foundry Networks	FD
Chief Financial Officer	Treasurer	Investor Relations
Dan Fairfax	Michael Iburg	Brendan Lahiff
408.207.1700	408.207.1305	415.293.4425
dfairfax@foundrynet.com	miburg@foundrynet.com	brendan.lahiff@fd.com
FOUNDRY NETWORKS REPORTS SECOND QUARTER
2007 RESULTS
~ Company Achieves Fourth Consecutive Quarterly Revenue Record of
$143.2 Million ~
     Santa Clara, CA — July 26, 2007 — Foundry Networks™, Inc. (Nasdaq: FDRY) today announced financial results for its second quarter ended June 30, 2007.
     Foundry’s revenue for the second quarter of 2007 was $143.2 million, compared to $108.4 million in the second quarter of 2006, and compared to $135.8 million in the first quarter of 2007, an increase of 32.1% and 5.4% respectively. Net income was $16.4 million or $0.11 per diluted share, compared to net income of $4.4 million, or $0.03 per diluted share in the second quarter of 2006, and net income of $9.1 million, or $0.06 per diluted share in the first quarter of 2007.
     Revenue for the first six months of 2007 was $279.1 million, compared to $222.4 million for the first six months of 2006, an increase of 25.5%. Net income for the first six months of 2007 was $25.5 million, or $0.17 per diluted share, compared to net income of $10.8 million, or $0.07 per diluted share, for the same period in 2006.
     Included in Foundry’s results for the second quarter of 2007 was $9.1 million of non-cash stock-based compensation expense. Also included was $3.1 million in expenses related to the recently completed financial restatement. Excluding these expenses and the related tax effect, non-GAAP net income in the second quarter of 2007 was $23.9 million and non-GAAP net income per diluted share was $0.16 per share. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.
     In the second quarter of 2007, North American commercial revenue represented 62% of total revenue, continuing the strength seen in the last several quarters. Sales to Europe, the Middle East and Africa (EMEA) represented 15% of total revenue, a solid rebound from the weakness experienced in the first quarter of 2007. North American and EMEA revenues both reached record high levels in the second quarter of 2007. Sales to Japan represented 6% of total revenue. Sales to the U.S. Federal Government represented approximately 11% of total sales.
     The Company’s cash and marketable securities balance grew by $23.7 million to $920.9 million in the second quarter of 2007 from the first quarter of 2007.
     “We are pleased to be executing well,” said Bobby Johnson, President and CEO of Foundry Networks. “Our teams are focused and continue to deliver on our key business objectives, which has resulted in our fourth consecutive quarter of record revenue. Foundry’s products continue to gain traction in the market, with the RX and SuperX continuing to receive broad based acceptance with enterprise customers, while our routers, the XMR and MLX, are making steady progress in service provider accounts worldwide,” concluded Mr. Johnson.
About Non-GAAP Financial Measures
Foundry uses non-GAAP net income and non-GAAP net income per share for internal planning purposes, to assess the results of its business on an ongoing basis, to determine management compensation, and for the convenience of analysts and investors. These measures are not in accordance with, or an alternative to, similarly-named measures under GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Foundry believes these measures provide useful information to its management, board of directors and investors regarding Foundry’s performance when used in conjunction with GAAP information. Foundry believes it is useful to investors to receive information about how items in the statement of operations are affected by stock-based compensation, litigation settlement charges, the expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements and the related income tax effect. Stock-based compensation expense consists of expenses recorded under SFAS 123(R), “Share-Based Payment,” in connection with awards granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense. The Company also excludes legal, accounting and one-time employee compensation costs related to the stock option investigation and restatement of the Company’s consolidated financial statements in addition to litigation settlement charges because these payments do not reflect the Company’s ongoing business and the exclusion of these payments improves the ability of investors to compare its period-over-period operating results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Conference Call
     Foundry Networks will host a conference call today to discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
     Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security, and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches,

Layer 4 – 7 application switches, wireless LAN and access points, access routers and metro routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Forward-Looking Statements
This press release contains forward-looking statements, as defined under federal securities laws. These forward-looking statements include statements regarding Foundry’s ability to continue to deliver on its key business objectives and continue its revenue growth and the continued customer acceptance of Foundry’s products. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include the intense competition that Foundry faces in the market for networking solutions, Foundry’s need to continue to introduce new products with superior performance and features in a timely manner and Foundry’s dependence on large purchases of products from certain customers, as well as other important factors disclosed previously and from time to time in Foundry’s filings with the Securities and Exchange Commission. Foundry assumes no obligation to update the information in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenue:
Product	$120,784	$89,289	$236,002	$185,352
Service	22,456	19,137	43,051	37,074

Total net revenue	143,240	108,426	279,053	222,426

Cost of revenue:
Product	51,616	40,293	102,753	82,787
Service	5,444	2,636	10,910	5,068

Total cost of revenue	57,060	42,929	113,663	87,855

Gross margin	86,180	65,497	165,390	134,571

Operating expenses:
Research and development	17,334	16,997	38,584	37,031
Sales and marketing	38,317	31,344	78,407	65,615
General and administrative	11,728	12,117	22,661	23,176
Other charges, net	3,067	5,680	5,600	5,680

Total operating expenses	70,446	66,138	145,252	131,502

Income (loss) from operations	15,734	(641)	20,138	3,069
Interest and other income, net	10,958	8,471	21,341	15,383

Income before provision for income taxes and cumulative change in accounting principle	26,692	7,830	41,479	18,452
Provision for income taxes	10,306	3,421	16,002	8,081

Income before cumulative effect of change In accounting principle	16,386	4,409	25,477	10,371
Cumulative effect of change in accounting principle	—	—	—	439

Net income	$16,386	$4,409	$25,477	$10,810

Basic net income per share	$0.11	$0.03	$0.17	$0.08

Weighted average shares used in computing basic net income per share	147,285	145,279	147,194	143,886

Diluted net income per share	$0.11	$0.03	$0.17	$0.07

Weighted average shares used in computing diluted net income per share	154,034	150,968	153,668	150,182

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$920,855	$886,433
Accounts receivable, net	89,228	73,145
Inventories	42,306	34,856
Prepaid expenses and other current assets	13,959	8,978
Deferred tax assets	75,623	74,605
Property and equipment, net	10,770	11,103
Other long-term assets	7,478	6,270

Total assets	$1,160,219	$1,095,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$26,672	$23,011
Accrued payroll and related expenses	29,108	27,878
Other accrued expenses	14,182	15,181
Income taxes payable	9,896	5,661
Deferred support revenue	74,633	65,564
Long-term liabilities	728	—

Total liabilities	155,219	137,295

Stockholders’ equity	1,005,000	958,095

Total liabilities and stockholders’ equity	$1,160,219	$1,095,390

(1)	Includes $173.9 million of long-term marketable securities at June 30, 2007 and $194.1 million at December 31, 2006.

(2)	Derived from audited consolidated financial statements as of December 31, 2006.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,477	$10,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,649	4,958
Stock-based compensation expense	18,574	27,317
Provision for doubtful accounts	(230)	(392)
Provision for sales returns	(888)	236
Inventory provisions	3,035	5,253
Deferred tax assets	(5,190)	(3,866)
Excess tax benefits from stock-based compensation	(934)	(4,662)
Changes in operating assets and liabilities:
Accounts receivable	(14,965)	5,682
Inventories	(10,405)	(8,614)
Prepaid expenses and other assets	(6,116)	(3,703)
Accounts payable	3,661	(2,006)
Accrued payroll and related expenses	108	(1,025)
Income taxes payable	6,641	(3,818)
Other accrued expenses	(270)	4,726
Deferred support revenue	9,069	5,831

Net cash provided by operating activities	33,216	36,727

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	(72,629)	(113,281)
Purchases of property and equipment, net	(4,093)	(5,295)

Net cash used in investing activities	(76,722)	(118,576)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	6,155	37,469
Repurchase of common stock	(1,669)	—
Excess tax benefits from stock-based compensation	934	4,662

Net cash provided by financing activities	5,420	42,131

Decrease in cash and cash equivalents	(38,086)	(39,718)
Effect of exchange rate changes on cash	(121)	(346)
Cash and cash equivalents, beginning of period	258,137	291,511

Cash and cash equivalents, end of period	$219,930	$251,447

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$18,229	$17,923

FOUNDRY NETWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EPS
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income excluding certain charges and benefits (Non-GAAP)	$23,905	$14,337	$45,071	$31,124
Stock-based compensation expense (1)	(9,099)	(10,911)	(18,721)	(27,756)
Litigation settlement charges (2)	—	(5,380)	—	(5,380)
Stock option investigation and related compensation costs (3)	(3,067)	(300)	(13,186)	(300)
Income tax effect	4,647	6,663	12,313	13,122

Net income	$16,386	$4,409	$25,477	$10,810

Diluted net income per share excluding certain charges and benefits (Non-GAAP)	$0.16	$0.09	$0.29	$0.21
Stock-based compensation expense (1)	(0.06)	(0.07)	(0.12)	(0.19)
Litigation settlement charges (2)	—	(0.03)	—	(0.04)
Stock option investigation and related compensation costs (3)	(0.02)	0.00	(0.08)	0.00
Income tax effect	0.03	0.04	0.08	0.09

Diluted net income per share	$0.11	$0.03	$0.17	$0.07

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Cost of product revenue	$240	$442	$555	$1,011
Cost of service revenue	414	518	863	994
Research and development	2,921	3,597	6,259	9,507
Sales and marketing	3,748	4,065	7,443	11,699
General and administrative	1,776	2,289	3,601	4,545

	$9,099	$10,911	$18,721	$27,756

(2)	Litigation settlement charges were recognized in connection with settlement agreements Foundry reached with Lucent and with Alcatel-Lucent.

(3)	Reflects expenses related to the independent review of our stock option practices, which began in June 2006, and related legal, accounting, and compensation costs as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Cost of product revenue	$—	$—	$250	$—
Cost of service revenue	—	—	228	—
Research and development	—	—	3,304	—
Sales and marketing	—	—	3,128	—
General and administrative	—	—	676	—
Other charges, net	3,067	300	5,600	300

	$3,067	$300	$13,186	$300